                                                                  EXHIBIT 10.3
                         CONSENT TO ASSIGNMENT AND AGREEMENT

    EMIL PAUL SCHILLING AG (the "Supplier") hereby (i) consents to that certain Assignment of Purchase Agreement dated as of May 12, 1997 by R-B RUBBER PRODUCTS, INC. ("Assignor") to KEYCORP LEASING LTD. ("Assignee"), pursuant to which, among other things, Assignor has assigned to Assignee, all of Assignor's right, title and interest in and to the purchase agreement (the "Purchase Agreement") dated January 4, 1997 between the Supplier and Assignor (pursuant to which the Supplier has agreed to sell, and Assignor has agreed to buy, certain equipment under the terms specified therein), and (ii) confirms to and agrees with Assignor and Assignee that:

    1. OBLIGATIONS OF ASSIGNEE. Assignee shall not be liable for any of the obligations of Assignor or duties of Assignor under the Purchase Agreement, nor shall the Purchase Agreement give rise to any duties or obligations whatsoever on the part of Assignee owing to the Supplier.

    2. REPRESENTATIONS AND WARRANTIES. The Supplier represents and warrants to Assignor that: (a) attached hereto as EXHIBIT A is a true, complete and accurate copy of the Purchase Agreement, and that such Purchase Agreement is in full force and effect and has not been modified or amended; (b) the Supplier has not sent or received any notice of default or any notice for the purpose of terminating the Purchase Agreement, nor is there, to the best knowledge of the Supplier, any existing circumstance or event which, but for the passage of time, giving of notice or otherwise, would constitute a default by the Supplier or Assignor under the Purchase Agreement; (c) the Supplier will not terminate, or exercise any remedies under, the Purchase Agreement by reason of any default thereunder by Assignor without sending to Assignee written notice of such default (including in such notice the grounds upon which it proposes to terminate the Purchase Agreement and the proposed termination date), and availing Assignee of a reasonable time period to cure such default, provided, however, that such reasonable time period shall not exceed fifteen (15) days (in the case of payment default), or thirty (30) days (in the case of other defaults); (d) the Supplier will not, without the prior written consent of Assignee (1) acknowledge or consent to any sale or pledge of, or any other assignment of a security interest by Assignor of, any of the right, title or interest of Assignor in the Purchase Agreement, or (2) agree to any amendment, modification, release or discharge (in whole or in part) of the Purchase Agreement; (e) in the event that Assignee succeeds to the interest of Assignor under the Purchase Agreement, the Supplier shall (1) accept performance by Assignee, its successors or assigns, under the Purchase Agreement, (2) accept Assignee, its successors or assigns, as the successor to the rights of Assignor thereunder, (3) perform the Supplier's obligations and duties under the Purchase Agreement to Assignee, its successors or assigns, on the same terms and conditions as set forth in the Purchase Agreement; and (f) the Supplier shall send copies of all noices of defaults sent by the Supplier to Assignor pursuant to the Purchase Agreement to Assignee and no such notice shall be effective for any purpose unless and until a copy thereof shall have been received by Assignee.

    3. NOTICES. All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), postage prepaid. Such notices and other communications shall be addressed to the respective party at the following address or at such other address as any party may from time to time designate by notice duly given in accordance with this Section:

if to Assignee                              if to the Supplier

KEYCORP LEASING LTD.                        EMIL PAUL SCHILLING AG
54 State Street                             P.O. Box Feldstrasse 1
Albany, New York 12207                      8703 Erlenbach, Switzerland
Attention: Business Coordinator             Attention: Ralf H. Knobel
Facsimile: (518) 486-8172                   Facsimile: 0041-1-915-00-65


All notices and other communications under this Consent to Assignment shall be effective upon receipt.

    4. MISCELLANEOUS. Time is of the essence with respect to this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


    IN WITNESS WHEREOF, the Supplier has executed this Consent to Assignment and Agreement as of May 12, 1997.


SUPPLIER:

EMIL PAUL SCHILLING AG


By: ________________________________________
Name:
Title:

                                      EXHIBIT A

                                THE PURCHASE AGREEMENT

                                   Attached hereto.

                           ASSIGNMENT OF PURCHASE AGREEMENT


    R-B RUBBER PRODUCTS, INC. ("Assignor"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, conveys, transfers, pledges and assigns unto KEYCORP LEASING LTD., a Delaware corporation ("Assignee"), all of Assignor's right, title and interest in and to the Purchase Agreement (the "Purchase Agreement") dated as of January 4, 1997 between Assignor and EMIL PAUL SCHILLING AG (the "Mail Supplier") and Other Suppliers, pursuant to which Assignor has agreed to purchase goods and other property (the "Equipment") from the Supplier (including, but not limited to, the right to become direct purchaser of the Equipment thereunder), together with all Assignor's right, title and interest in and to the Equipment, for the purpose of securing the payment and performance of the Secured Obligations (as defined in the Interim Funding Loan and Security Agreement dated as of May 12, 1997 between Assignee, as lessor, and Assignor, as lessee).

    Assignor covenants and agrees that it shall not modify, amend, terminate or release the Purchase Agreement without the prior written consent of Assignee.

    Assignor and Assignee mutually agree that the acceptance by Assignee of this Assignment of Purchase Agreement, with all of the rights, powers, privileges and authority so created, shall not be deemed or construed to obligate Assignee to assume any obligation or responsibility of Assignor under the Purchase Agreement, nor shall Assignee be liable for the nonperformance of any such obligation or responsibility.

    THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

    IN WITNESS WHEREOF, Assignor has caused this Assignment of Purchase Agreement to be executed as of May 12, 1997.

ASSIGNOR:

R-B RUBBER PRODUCTS, INC.


By:
   ----------------------------------------
Name:
Title: